EXHIBIT 10.22

                              CONSULTING AGREEMENT

      CONSULTING AGREEMENT, effective as of October 3, 2005 (this "Agreement"), between Peter Mateja, an individual residing at 2129 Kawartha Crescent, Mississauga, Ontario L5H 3P8 (the "CEO"), and Smart Energy Solutions, Inc., a Nevada corporation with an office currently at 207 Piaget Avenue, Clifton, NJ 07011 (the "Company").

                              W I T N E S S E T H :

      WHEREAS, the Company and the Board of Directors of the Company desire to memorialize the engagement of the CEO as its Chief Executive Officer and the CEO desires to accept such engagement subject to the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                             POSITION; DUTIES; TERM

      Position. The Company hereby engages the CEO as the Chief Executive Officer of the Company, which engagement the CEO hereby accepts, all in the capacity and on the terms and conditions hereinafter set forth.

      1.2   Duties.

            (a) During the Term (as defined below), the CEO shall provide services as directed by the Board of Directors of the Company (the "Board").

            (b) In his capacity as Chief Executive Officer, the CEO shall be a senior executive officer of the Company with principal responsibility for controlling the operations of the Company, and he shall perform such duties for the Company as are consistent with the foregoing. The CEO agrees to use his best efforts to supply such services in a professional and diligent manner, and to devote as much time and effort as is necessary to perform such services. The services to be rendered to the Company by the CEO hereunder shall include, without limitation, the following: developing and implementing international manufacturing, sales, marketing and distribution strategies; conducting market research and assessing the competitive environment to identify international opportunities; developing business plans for new business development; reviewing current manufacturing, sales and distribution strategies and proposing changes to facilitate rapid growth; consulting with management on developing appropriate marketing strategies; proposing strategies to improve operational efficiencies of international manufacturing and distribution; analyzing sales, marketing and distribution goals, and suggesting improvements so as to meet the company's strategic growth objectives; advising management on establishing manufacturing agreements and developing a network of international distribution partners; and preparing growth forecasting reports and presenting findings to management with respect to domestic and international markets.


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            (c)   The services to be performed by the CEO shall be  commensurate with the position of the CEO as the most senior executive officer of the Company. In this connection, during the Term (i) the CEO shall not render services to or for any other person, firm, corporation or business and (ii) shall have no interest directly or indirectly in any other person, firm, corporation or business whose business is directly or indirectly related to or competitive with the business of the Company; provided, however, the CEO may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange or which are admitted to quotation on The NASDAQ Stock Market Inc. if the CEO (a) is not a controlling person of, or a member of a group which controls, such entity and (b) does not, directly or indirectly, own one percent or more of any class of securities of such entity. Notwithstanding the foregoing, so long as it does not interfere with his engagement hereunder, the CEO may attend to outside investments and serve as a director, trustee or officer of or otherwise participate in charitable and civic organizations and serve as director of corporations whose business is unrelated to the business of the Company and continue to pursue his other business interests.

      1.3 Term. The term of this Agreement shall be one (1) year, commencing as of the date set forth above, unless this Agreement is terminated earlier in accordance with the terms hereof (the "Term"). Notwithstanding anything contained herein to the contrary, the CEO can terminate his engagement hereunder at any time hereafter upon sending written notice of termination to the Company at least sixty (60) days prior to the termination.

                                   ARTICLE II
                                     SALARY

      2.1 Annual Base Salary. During the Term, the annual base salary (the "Base Salary") to be paid by the Company to the CEO shall be One Hundred Fifty Thousand Dollars ($150,000), payable in equal bi-weekly installments, or in such other manner as the parties shall mutually agree, subject to withholding for applicable taxes.

      2.2 Bonus. In addition to the Base Salary, the CFO shall be eligible for a bonus (the "Bonus") of up to Fifty Thousand Dollars ($50,000). The Bonus shall be based on the Company's overall performance and meeting established objectives which shall be submitted by the CEO and approved by the Board.

      2.3   Stock Options.

            (a) The Company hereby grants to the CEO 3,000,000 options for the purchase of the Company's common stock (each, a "Stock Option"). Each Stock Option shall give the CEO the right to purchase one (1) share of the common stock of the Company for $0.15 per share.


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

            (b) The Stock Options shall vest pro ratably every three (3) months over the three (3) year period commencing three months from the date hereof. The vested options shall be exercisable until the earlier of 5 years after vesting or 365 days after termination of CEO's employment with the Company. No additional vesting of options shall occur after the CEO's death, disability, or cessation of employment with the Company for any reason or no reason.

            (c) If the company has a Change of Control (as defined below), all remaining Options will automatically vest on the effective date of the Change.

                                   ARTICLE III
                                    BENEFITS

      3.1 Business Expenses The Company, upon presentation by the CEO of appropriate documentation, shall reimburse the CEO for all reasonable and necessary business expenses incurred by the CEO in connection with the performance of his duties under this Agreement, including reasonable accommodation expenses during travel required in connection with the performance of the CEO's duties. Such reimbursement shall be paid to the CEO with the next pay check delivered to the CEO.

      3.2 Directors' and Officers' Liability Insurance. The CEO shall be covered by the directors' and officers' insurance policy to be obtained by the Company.

      3.3 Additional Benefits. The CEO shall be entitled to participate in any pension or profit sharing plans, group health, accident or life insurance plans, group medical and hospitalization plan, and other similar benefits as may be available to the CEOs of the Company. The CEO shall assist the Company in adopting the proper plans for the Company.

      3.4 Car; Apartment; Airline Tickets. The Company will provide a car and pay all the expenses related thereto for use by the CEO. The Company agrees to rent an apartment near its offices for use by the CEO. The Company also agrees that every two (2) weeks the Company shall pay for a round trip coach ticket for Toronto/ New Jersey.

                                   ARTICLE IV
                                   TERMINATION

      4.1 Termination without Cause. The CEO's engagement hereunder may be terminated by the Company without Cause at any time and without notice provided that the Company pays the CEO under normal payroll practices for the next three months immediately following such termination. Notwithstanding anything contained herein to the contrary, during said three month period the Stock Options shall continue to vest.


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

      4.2 Termination with Cause. The CEO's engagement hereunder may be terminated by the Company for Cause (hereafter defined) at any time upon notice from the Company to the CEO. For purposes hereof, "Cause" shall mean any one of the following: (i) willful and continuing disregard of his responsibilities or material breach by the CEO of this Agreement, which continues for 20 days after delivery to the CEO of notice thereof or (ii) fraud, embezzlement, conviction of a felony or serious crime, violation of ethics code or other serious misconduct. If the CEO's engagement is terminated by the Company for Cause or by the CEO for any reason, including without limitation, the CEO's death or disability, the Company shall pay the CEO or his heirs or personal representatives the Base Salary accrued through the date of termination. 3.

      4.3 "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

            (i) The acquisition, other than from the Company (which term for purposes of this Subsection (i) includes any successor corporation), or any subsidiary thereof by any person or group (as such terms are used for the purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of securities with voting power equal to fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

            (ii) Approval by the Company's stockholders of (a) a merger or consolidation of the Company with or into another corporation if the stockholders of the Company, immediately before such merger or consolidation do not, immediately after such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (b) dissolution of the
Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

            For purposes of the foregoing definition, the Company's stockholders are deemed to be the indirect owners of any assets, including stock interests, held by the Company or any subsidiary thereof.


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

                                    ARTICLE V
                REPRESENTATION; NON-COMPETITION; CONFIDENTIALITY

      5.1 CEO Representation. The CEO represents that the CEO's execution of this Agreement and the performance of his duties required hereunder will neither be a breach of any other consultant, employment, or other agreement nor a breach of any non-competition or similar agreement.

      5.2 Non-Competition. (a) The CEO agrees that during the Term and for the period of one (1) year thereafter, he will not engage, directly or directly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any business which directly or indirectly competes with the business of the Company. The CEO acknowledges and agrees that the current market for the Company's business extends throughout the world and that it is therefore reasonable to prohibit the CEO from competing with the Company anywhere in such territory. This Section shall not apply to the CEO's ownership of less than five percent (5%) of the capital stock of a company having a class of capital stock which is traded on any national stock exchange or on the over-the-counter market.

            (b) During the Term and for the period of one (1) year thereafter, the CEO agrees that he will not, directly or indirectly, (i) solicit, divert or recruit or encourage any of the employees of the Company, or any person who was an employee of the Company during the Term, to leave the employ of the Company or terminate or alter their contractual relationship in a way that is adverse to the Company's interests, (ii) solicit or divert business from the Company, or assist any person or entity in doing so or attempting to do so or (iii) cause or seek to cause any person or entity to refrain from dealing or doing business with the Company or assist any person or entity in doing so or attempting to do so.

      5.3 Confidential Information. (a) The CEO agrees that he shall hold in strict confidence and shall not at any time during or after his engagement with the Company, directly or indirectly, (i) reveal, report, publicize, disclose, or transfer any Confidential Information (as described below) or any part thereof to any person or entity, (ii) use any of the Confidential Information or any part thereof for any purpose other than in the course of his duties on behalf of the Company, or (iii) assist any person or entity other than the Company to secure any benefit from the Confidential Information or any part thereof. All Confidential Information (regardless of the medium retained) and all abstracts, summaries or writings based upon or reflecting any Confidential Information in the CEO's possession shall be delivered by the CEO to the Company upon request therefor by the Company or automatically upon the expiration of the Term or termination of this Agreement.

            (b) For purposes of this Agreement, "Confidential Information" shall mean any information relating to the business, operations, affairs, assets or condition (financial or otherwise) of the Company which is not generally known by non-company personnel, or is proprietary or in any way constitutes a trade secret (regardless of the medium in which information is maintained) which the CEO develops or which the CEO obtains knowledge of or access to through or as a result of the CEO's relationship with the Company. Confidential Information specifically includes, without limitation, business and marketing plans, financings, cost and pricing information, supplier information, all source code, system and user documentation, and other technical documentation pertaining to


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

the hardware and software programs of the Company, including any proposed design and specifications for future products and products in development, and all other technical and business information considered confidential by the Company. Confidential Information shall not include any information that is generally publicly available or otherwise in the public domain other than as a result of a breach by the CEO of his obligations hereunder. For purposes of this Agreement, information shall not be deemed Confidential Information if (i) such information is available from public sources, (ii) such information is received from a third party not under an obligation to keep such information confidential, or (iii) the CEO can conclusively demonstrate that such information had been independently developed by the CEO.

      5.4 Remedies. The CEO agrees and acknowledges that the foregoing restrictions and the duration and the territorial scope thereof as set forth in this Sections 5.2 and 5.3 are under all of the circumstances reasonable and necessary for the protection of the Company and its business. In the event that the CEO shall breach any of the provisions of Sections 5.2 or 5.3, in addition to and without limiting or waiving any other remedies available to the Company, at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provision of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 Entire Agreement. This Agreement constitutes the entire understanding between the Company and the CEO with respect to the subject matter hereof and supersedes any and all other previous or contemporaneous agreements or understandings between the CEO and the Company concerning the subject matter hereof, all of which are merged herein.

      6.2 Successors. This Agreement shall be binding upon and inure to the benefit of the CEO and his heirs and personal representatives, and the Company and its successors and assigns.

      6.3 Notices. All notices and other communications required or permitted hereunder shall be delivered personally, sent via facsimile, certified or registered mail, return receipt requested, or next day express mail or overnight, nationally recognized courier, postage prepaid with proof of receipt, to the address or telephone number (in the case of facsimile) set forth above. Such addresses and/or telephone numbers may be changed by notice given in the manner provided herein. Any such notice shall be deemed given (i) when delivered if delivered personally, (ii) the day after deposit with the express or courier service when sent by next day express mail or courier, (iii) five (5) days after deposit with the postal service when sent by certified or registered mail, or
(iv) when sent over a facsimile system with answer back response set forth on the sender's copy of the document.

      6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to choice of law principles.


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      6.5   Amendment and Modification.  This Agreement may be amended, modified or supplemented only by written agreement executed by the Company, as approved by the Board, and the CEO.

      6.6 Headings. The section headings herein are inserted for the convenience of the parties only and are not to be construed as part of the terms of this Agreement or to be taken into account in the construction or interpretation of this Agreement.

      6.7 Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

      6.8 Independent Contractor Status. The CEO is an independent contractor and not an employee of the Company. The CEO may only represent himself as an agent of the Company to other parties if such representation is consistent with his responsibilities as Chief Executive Officer.

      6.9 Independent Counsel. The CEO and the Company agree and acknowledge that this Agreement is the product of negotiation between sophisticated individuals, each of whom were either represented by counsel or had an opportunity to be so represented, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof.

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

                                               SMART ENERGY SOLUTIONS, INC.


                                               By: /s/ Edward Braniff
                                                 -------------------------------
                                                 Name:  Edward Braniff
                                                 Title: Chief Financial Officer

                                               /s/ Peter Mateja
                                               ---------------------------------
                                               Peter Mateja


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